Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

NEW MOUNTAIN FINANCE AIV HOLDINGS CORPORATION

Pursuant to §102 of the General Corporation Law
of the State of Delaware

The undersigned, in order to form a corporation pursuant to Section 102 of the General Corporation Law of Delaware, does hereby certify:

ARTICLE I

NAME

The name of the Company is New Mountain Finance AIV Holdings Corporation (the “Company”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Company’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.  The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSE

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”) as now or hereafter in force, including without limitation or obligation, engaging in business as a business development company under the Investment Company Act, as amended, and the rules and regulations promulgated thereunder.

ARTICLE IV

CAPITAL STOCK

Section 4.1                                      AUTHORIZED SHARES.  The total number of shares of all classes of capital stock which the Company shall have authority to issue is 1,000,000 shares, of which:

(a)                                  900,000 shares, par value $0.01 per share, shall be shares of common stock (the “Common Stock”); and

(b)                                 100,000 shares, par value $0.01 per share, shall be shares of preferred stock (the “Preferred Stock”).

The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Company entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holders as a class or series is required pursuant to the terms of any series of Preferred Stock.

Section 4.2                                      COMMON STOCK.  At every annual or special meeting of stockholders of the Company, each holder of Common Stock shall be entitled to cast one (1) vote for each share of Common Stock standing in such holder’s name on the stock records of the Company on each matter properly submitted to stockholders of the Corporation for their approval; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including, without limitation, to vote on any amendment to any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including, without limitation, any certificate of designation relating to any series of Preferred Stock).

Section 4.3                                      PREFERRED STOCK.  Subject to the rights of the holders of any series of Preferred Stock then outstanding, the Board of Directors is authorized, subject to limitations prescribed by law, to provide by resolution or resolutions for the issuance of shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable laws of the State of Delaware to establish from time to time the number of shares to be included in each such series, and to fix the voting powers (if any), designation, powers, preferences, and relative, participating, optional or other rights, if any, of the shares of each such series, and any qualifications, limitations or restrictions thereof.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1                                      MANAGEMENT.  The business and affairs of the Company shall be managed by or under the direction of the Board of Directors.  The Board of Directors may exercise all such authority and powers of the Company and do all such lawful acts and things as are not by statute or this Certificate of Incorporation directed or required to be exercised or done solely by the stockholders.

Section 5.2                                      NUMBER OF DIRECTORS AND MANNER OF ACTING.  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Company shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board; provided, however, that the number of directors shall not be less than three (3) nor more than fifteen (15).  The term “Whole Board” at any time shall mean the total number of authorized directors fixed at the time whether or not there exist any vacancies in previously-authorized directorships.  A majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by law or by this Certificate of Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

Section 5.3                                      CLASSIFICATION OF DIRECTORS.  As of the IPO Date, the directors, other than those who may be elected by the holders of any series of Preferred Stock under specified conditions, shall be divided into three classes and designated Class I, Class II and Class III.  The Board of Directors may assign members of the Board of Directors already in office immediately prior to the IPO Date to such classes.  The initial term of the Class I directors shall expire at the first annual meeting of stockholders to be held after the IPO Date, the initial term of the Class II directors shall expire at the second annual meeting of stockholders to be held after the IPO Date, and the initial term of the Class III directors shall expire at the third annual meeting of stockholders to be held after the IPO Date.  Members of each class shall hold office until their successors are duly elected and qualified or until such director’s earlier death, resignation or removal.  At each annual meeting of the stockholders of the Company following the IPO Date, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders after their election.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 5.4                                      NEWLY-CREATED DIRECTORSHIPS AND VACANCIES.  Subject to the applicable requirements of the Investment Company Act, including Section 16(b) thereunder, and subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal from office or any other cause shall, unless otherwise required by law or provided by resolution of the Board of Directors, be filled only by majority vote of the directors then in office, even if less than a quorum is then in office, or by the sole remaining director, and shall not be filled by stockholders.  Directors so chosen to fill a newly created directorship or other vacancies shall hold office until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation or removal as provided in this Certificate of Incorporation.

Section 5.5                                      REMOVAL OF DIRECTORS.  Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, at a meeting called for that purpose, but only for cause and only by the affirmative vote of the holders of at least seventy-five percent of the voting power of the issued and outstanding shares of capital stock of the Company entitled to vote thereon, voting together as a single class.

Section 5.6                                      WRITTEN BALLOT NOT REQUIRED.  Elections of directors need not be by written ballot unless the bylaws of the Company shall otherwise provide.

Section 5.7                                      BYLAWS.  The Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Company.  Any adoption, amendment or repeal of the bylaws of the Company by the Board of Directors shall require the approval of a majority of the Whole Board.  The stockholders shall also have power to adopt, amend or repeal the bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or classes or series or series of stock of the Company required by law, by this Certificate of Incorporation or by the bylaws, the affirmative vote of the holders of at least two-thirds of the voting power of the issued and outstanding shares of capital stock of the Company entitled to vote thereon, voting together as a single class, shall be required to adopt, amend or repeal any provision of the bylaws of the Company.

ARTICLE VI

LIMITATION OF LIABILITY

A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.  If the DGCL is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.  Any repeal or modification of this Article VI shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.  The provisions of this Article VI shall not be deemed exclusive or in limitation of any other rights to which directors, officers, or others may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.  Notwithstanding the foregoing or Article V of the Bylaws of the Company, for so long as the Company is registered as an investment company or regulated as a business development company under the Investment Company Act, neither this Certificate of Incorporation nor the Bylaws of the Company shall limit the liability of, or permit the indemnification of, any director or officer of the Company for actions or matters for which such limitation or indemnification would be prohibited by the Investment Company Act or by any valid rule, regulation or order of the Securities and Exchange Commission thereunder.

ARTICLE VII

AMENDMENT

The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.  Notwithstanding any other provision of this Certificate of Incorporation or the bylaws of the Company, and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation, the bylaws of the Company or otherwise, but in addition to any affirmative vote of the holders of any particular class or classes or series or series of the capital stock required by law, this Certificate of Incorporation, the bylaws of the Company or otherwise, the affirmative vote of the holders of at least two-thirds of the voting power of the issued and outstanding shares of capital stock of the Company entitled to vote thereon, voting together as a single class, shall be required to adopt any provision inconsistent with, or to amend or repeal any provision of, Articles V, VI, VII, VIII, IX or XI of this Certificate of Incorporation.

ARTICLE VIII

MEETINGS AND ACTION BY WRITTEN CONSENT

An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

Special meetings of stockholders may be called for any purpose only by (i) the affirmative vote of a majority of the Whole Board, (ii) its Chairperson, (iii) the Chief Executive Officer, or (iv) upon the request of the holders of at least fifty (50) percent of the voting power of all shares of capital stock of the Company entitled generally to vote on the election of directors then outstanding, subject to the requirements of the Investment Company Act and the requirements set forth in the bylaws.

Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken at any annual or special meeting of stockholders of the Company may be effected only upon the vote of the stockholders at an annual or special meeting duly called and may not be effected by written consent of the stockholders.

Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the bylaws of the Company.

ARTICLE IX

SECTION 203 OF THE DGCL

The Company shall not be governed by Section 203 of the DGCL.

ARTICLE X

SEVERABILITY

If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Company to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Company to the fullest extent permitted by law.

ARTICLE XI

DEFINITIONS

For purposes of this Certificate of Incorporation, the following term shall have the meaning set forth below.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“IPO Date” means the closing date of the initial public offering of New Mountain Finance Corporation’s common stock.

ARTICLE XII

FORUM

Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Article XII.

ARTICLE XIII

INCORPORATOR NAME AND ADDRESS

The name and mailing address of the Incorporator is as follows:

Name	Address

Richard B. Goldstein	Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004

IN WITNESS WHEREOF, I have hereunto set my hand this 11th day of March, 2011 and I affirm that the foregoing certificate is my act and deed and that the facts stated therein are true.

/s/ Richard B. Goldstein
Name:	Richard B. Goldstein
Title:	Incorporator